Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA

        whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q3 2021, UP 7.8%

Medford, MA, October 12, 2021—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $33,325,000 for the nine months ended September 30, 2021, or $5.99 per Class A share diluted, an increase of 8.9% compared to net income of $30,609,000, or $5.50 per Class A share diluted, for the same period a year ago. Total assets increased 12.1% from $6.36 billion at December 31, 2020 to $7.13 billion at September 30, 2021. For the quarter ended September 30, 2021, net income totaled $11,732,000, or $2.11 per Class A share diluted, an increase of 7.8% compared to net income of $10,887,000, or $1.96 per Class A share diluted, for the same period a year ago. This is the Company’s final reporting period prior to its anticipated merger with Eastern Bankshares, Inc., as discussed below.

As previously announced on September 14, 2021, the Company’s Board of Directors voted a regular quarterly dividend of 18.00 cents ($0.18) per share on the Company’s Class A common stock, and 9.00 cents ($0.09) per share on the Company’s Class B common stock. The dividends were declared payable October 15, 2021, to shareholders of record on October 1, 2021.

Net interest income totaled $88.9 million for the nine months ended September 30, 2021, compared to $78.4 million for the same period in 2020. The 13.5% increase in net interest income for the period is primarily due to a decrease in interest expense as a result of falling interest rates. The net interest margin decreased from 2.01% on a fully tax-equivalent basis for the first nine months of 2020 compared to 1.81% for the same period in 2021. This was primarily the result of increased margin pressure as a result of decreases in interest rates across the yield curve in 2020. The average balances of interest-earning assets increased for 2021 compared to the same period last year, by $1.36 billion, or 24.4%, combined with an average yield decrease of 0.68%, resulting in a decrease in interest income of $6.0 million. The average balance of interest-bearing liabilities increased for 2021 compared to the same period last year, by $1.04 billion, or 23.2%, combined with an average interest-bearing liabilities interest cost decrease of 0.59%, resulting in a decrease in interest expense of $16.5 million.

The provision for loan losses decreased by $4.4 million from $3.7 million for the nine months ended September 30, 2020, compared to a credit of $750,000 for the same period in 2021. The provision for the first nine months of 2020 was primarily a result of provisions related to the onset of the COVID-19 pandemic. The credit provision for the first nine months of 2021 was primarily attributable to a reduction in specific allocations to the allowance for loan losses and a reduction in the historical experience reserve allocation.

Total operating expenses totaled $62.6 million for the first nine months of 2021 compared to $53.4 million for the same period last year, an increase of $9.2 million or 17.3%. The increase was primarily attributable to a $3.4 million increase in salaries and employee benefits and a $5.3 million increase in other expenses.

Salaries and employee benefits increased for the first nine months of 2021 mainly as a result of merit increases, lower bonus accruals during the same period in 2020 as a result of uncertainties from the COVID-19 pandemic, decreased deferred origination cost credits, and increased employee benefits including health insurance costs. Other expenses increased for the first nine months of 2021 mainly as a result of merger related expenses, increased FDIC insurance expense as a result of increased deposits and assessment rates, and increased COVID-19 related expenses.

The Company’s effective tax rate increased from 9.5% for the nine months ended September 30, 2020, to 15.7% for the same period in 2021. The increase in the effective tax rate was primarily the result of an increase in taxable income relative to total income and nondeductible merger related expenses.

At September 30, 2021, total stockholders’ equity was $403.0 million compared to $370.4 million at December 31, 2020. Total stockholders’ equity increased primarily as a result of an increase in earnings and a decrease in total accumulated other comprehensive loss, offset somewhat by dividends declared.

The Company’s leverage ratio stood at 6.31% at September 30, 2021, compared to 6.64% at December 31, 2020. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in total stockholders’ equity. Book value per share as of September 30, 2021, was $72.37 compared to $66.53 at December 31, 2020.

The Company’s allowance for loan losses was $34.8 million or 1.19% of loans outstanding at September 30, 2021, compared to $35.5 million or 1.18% of loans outstanding at December 31, 2020, and $33.4 million or 1.12% of loans outstanding at September 30, 2020. The ratio of the allowance for loan losses to loans outstanding has remained relatively stable for the time periods presented. Nonperforming assets totaled $1.3 million at September 30, 2021, compared to $4.0 million at December 31, 2020, and $1.4 million at September 30, 2020.

As of September 30, 2021, the Company had COVID-19 modifications of 2 loans aggregating $16.3 million, primarily consisting of short-term payment deferrals. Of these modifications, $16.3 million, or 100%, were performing in accordance with their modified terms.

The Coronavirus Aid, Relief and Economic Security Act (CARES Act) allows companies to delay Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. The Company elected to delay FASB ASU 2016-13. This ASU was delayed until the earlier of the date on which the national emergency concerning the COVID–19 outbreak declared by the President on March 15, 2020, terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020. On December 27, 2020, the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 was signed into law. The law changed the delayed implementation date to the earlier of the first day of the Company’s fiscal year that begins after the date on which the national emergency terminates or January 1, 2022.

Transaction with Eastern Bankshares, Inc.

On April 7, 2021, the Company and Eastern Bankshares, Inc. (“Eastern” ) (NASDAQ: EBC) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, through a series of transactions, Eastern will acquire the Company in a cash transaction for total consideration valued at approximately $642 million. Under the terms of the Merger Agreement, (i) each holder of Class A common stock will receive a cash payment of $115.28 per share of Class A common stock and (ii) each holder of Class B common stock will receive a cash payment of $115.28 per share of Class B common stock. The transaction is expected to close in the fourth quarter of 2021 and is subject to customary closing conditions. The Company’s shareholders approved the Merger Agreement at the Special Meeting of the Shareholders held on July 7, 2021. The Company received the required regulatory approvals for the transaction during the third quarter of 2021.

Additional information about the transaction can be found in the joint press release issued on April 7, 2021, which is available on the Investor Relations section of the Company’s website at www.centurybank.com.

About Century Bancorp, Inc.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-eight full-service branches in the Greater Boston area and Southern New Hampshire, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which includes among other things, the ability of the Company and Eastern to satisfy the conditions set forth in the Merger Agreement, (as discussed above) and disruptions to the Company’s business during the pendency of the anticipated merger (as discussed above). Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2021	December 31, 2020
Cash and Due From Banks	$97,743	$136,735
Federal Funds Sold and Interest-bearing Deposits In Other Banks	492,243	237,265

Securities Available-for-Sale (AFS)	205,861	284,116

Securities Held-to-Maturity	3,211,978	2,509,088

Federal Home Loan Bank of Boston stock, at cost	11,594	13,361

Loans:
Commercial & Industrial	1,321,907	1,314,245
Municipal	138,945	137,607
Construction & Land Development	6,358	10,909
Commercial Real Estate	729,384	789,836
Residential Real Estate	466,109	448,436
Consumer and Other	19,549	20,439
Home Equity	243,225	274,357

Total Loans	2,925,477	2,995,829
Less: Allowance for Loan Losses	34,764	35,486

Net Loans	2,890,713	2,960,343

Bank Premises and Equipment, net	42,222	39,062
Accrued Interest Receivable	13,413	13,283
Goodwill	2,714	2,714
Other Assets	161,081	162,867

Total Assets	$7,129,562	$6,358,834

Liabilities
Demand Deposits	$1,203,943	$1,103,878

Interest Bearing Deposits:
Savings and NOW Deposits	2,314,472	1,728,092
Money Market Accounts	2,337,665	2,074,108
Time Deposits	348,296	546,143

Total Interest Bearing Deposits	5,000,433	4,348,343

Total Deposits	6,204,376	5,452,221

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	269,961	232,090
Other Borrowed Funds	118,786	177,009

Total Borrowed Funds	388,747	409,099

Other Liabilities	97,405	91,022
Subordinated Debentures	36,083	36,083

Total Liabilities	6,726,611	5,988,425

Total Stockholders’ Equity	402,951	370,409

Total Liabilities & Stockholders’ Equity	$7,129,562	$6,358,834

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and nine months ended September 30, 2021 and 2020

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Interest Income:
Loans	$20,926	$21,431	$63,419	$63,478
Securities Held-to-Maturity	13,678	14,186	40,908	44,701
Securities Available-for-Sale	475	818	1,662	3,493
Federal Funds Sold and Interest-bearing Deposits In Other Banks	186	69	477	747

Total Interest Income	35,265	36,504	106,466	112,419

Interest Expense:
Savings and NOW Deposits	570	1,726	2,441	7,569
Money Market Accounts	2,368	3,056	7,743	12,090
Time Deposits	791	2,858	3,487	9,141
Securities Sold Under Agreements to Repurchase	91	241	330	1,176
Other Borrowed Funds and Subordinated Debentures	1,065	1,292	3,527	4,093

Total Interest Expense	4,885	9,173	17,528	34,069

Net Interest Income	30,380	27,331	88,938	78,350

Provision(Credit) For Loan Losses	(200)	900	(750)	3,675

Net Interest Income After Provision for Loan Losses	30,580	26,431	89,688	74,675

Other Operating Income:
Service Charges on Deposit Accounts	2,243	2,239	6,632	6,558
Lockbox Fees	914	996	2,876	2,850
Other Income	1,015	934	2,973	3,112

Total Other Operating Income	4,172	4,169	12,481	12,520

Operating Expenses:
Salaries and Employee Benefits	11,907	11,362	36,459	33,020
Occupancy	1,457	1,477	4,750	4,448
Equipment	956	809	2,836	2,608
Other	6,419	4,519	18,577	13,306

Total Operating Expenses	20,739	18,167	62,622	53,382

Income Before Income Taxes	14,013	12,433	39,547	33,813

Income Tax Expense	2,281	1,546	6,222	3,204

Net Income	$11,732	$10,887	$33,325	$30,609

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2021	September 30, 2020
Cash and Due From Banks	$121,234	$80,686
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	544,227	238,525

Securities Available-For-Sale (AFS)	261,908	293,301
Securities Held-to-Maturity (HTM)	3,137,556	2,346,502

Total Loans	2,985,768	2,693,000
Less: Allowance for Loan Losses	35,332	31,359

Net Loans	2,950,436	2,661,641

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(250)	(2,861)
Bank Premises and Equipment	40,362	36,253
Accrued Interest Receivable	13,678	12,630
Goodwill	2,714	2,714
Other Assets	172,044	164,804

Total Assets	$7,243,909	$5,834,195

Liabilities
Demand Deposits	$1,205,456	$889,237

Interest Bearing Deposits:
Savings and NOW Deposits	2,342,016	1,881,897
Money Market Accounts	2,332,307	1,603,367
Time Deposits	460,474	597,589

Total Interest Bearing Deposits	5,134,797	4,082,853

Total Deposits	6,340,253	4,972,090

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	247,665	220,796
Other Borrowed Funds	135,556	169,972

Total Borrowed Funds	383,221	390,768

Other Liabilities	96,964	88,028
Subordinated Debentures	36,083	36,083

Total Liabilities	6,856,521	5,486,969

Total Stockholders’ Equity	387,388	347,226

Total Liabilities & Stockholders’ Equity	$7,243,909	$5,834,195

Total Average Earning Assets - QTD	$6,975,666	$5,881,860

Total Average Earning Assets - YTD	$6,929,459	$5,571,328

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30, 2021	September 30, 2020
Performance Measures:

Earnings per average Class A share, diluted, quarter	$2.11	$1.96
Earnings per average Class A share, diluted, year-to-date	$5.99	$5.50
Return on average assets, year-to-date	0.62%	0.70%
Return on average stockholders’ equity, year-to-date	11.50%	11.78%
Net interest margin (taxable equivalent), quarter	1.82%	1.96%
Net interest margin (taxable equivalent), year-to-date	1.81%	2.01%
Efficiency ratio, Non-GAAP (1)	58.9%	55.4%
Book value per share	$72.37	$65.27
Tangible book value per share - Non-GAAP (1)	$71.88	$64.79
Capital / assets	5.65%	5.77%
Tangible capital / tangible assets - Non-GAAP (1)	5.62%	5.73%

Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909

Shares outstanding Class A	3,672,969	3,655,469
Shares outstanding Class B	1,894,940	1,912,440

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.19%	1.12%
Nonaccrual loans	$1,318	$1,419
Nonperforming assets	$1,318	$1,419
Loans 90 days past due and still accruing	$—	$49
Accruing troubled debt restructures	$2,058	$2,240
Net recoveries, year-to-date	$(28)	$(134)

Leverage ratio	6.31%	6.79%
Common equity tier 1 risk weighted capital ratio	11.71%	11.36%
Tier 1 risk weighted capital ratio	12.68%	12.40%
Total risk weighted capital ratio	13.65%	13.39%
Total risk weighted assets	$3,618,083	$3,370,541

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses(numerator)	$62,622	$53,382

Net interest income	$88,938	$78,350
Total other operating income	12,481	12,520
Tax equivalent adjustment	4,939	5,558

Total income(denominator)	$106,358	$96,428

Efficiency ratio - Non-GAAP	58.9%	55.4%
Calculation of tangible book value per share:

Total stockholders’ equity	$402,951	$363,434
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$400,237	$360,720

Total shares outstanding at period end(denominator)	5,567,909	5,567,909

Tangible book value per share - Non-GAAP	$71.88	$64.79

Book value per share - GAAP	$72.37	$65.27

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$402,951	$363,434
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$400,237	$360,720

Total assets	$7,129,562	$6,295,426
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$7,126,848	$6,292,712

Tangible capital / tangible assets - Non-GAAP	5.62%	5.73%
Capital / assets - GAAP	5.65%	5.77%